Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender Of

10% Senior Notes Due 2013
of
Millicom International Cellular S.A.

        This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 10% Senior Notes Due 2013 (the "Old Notes") are not immediately available, (ii) Old Notes and the Letter of Transmittal cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus dated                        , 2004 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of Millicom International Cellular S.A., a société anonyme incorporated under the laws of Luxembourg (the "Company").

The Exchange Agent for the Exchange Offer in the United States is:

The Bank of New York

By Hand or Overnight Delivery:	Facsimile Transmissions: (Eligible Institutions Only)	By Registered or Certified Mail:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street-7 East New York, New York 10286 Attn: Carolle Montreuil	(212) 298 1915 To Confirm by Telephone or for Information Call: (212) 815-5920	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street-7 East New York, New York 10286 Attn: Carolle Montreuil

The Exchange Agent for the Exchange Offer in Luxembourg is:

The Bank of New York (Luxembourg) S.A.

By Hand or Overnight Delivery:	Facsimile Transmissions: (Eligible Institutions Only)	By Registered or Certified Mail:
The Bank of New York (Luxembourg) S.A. Aerogolf Centre 1A Hoehenhof L-1736 Senningerberg Luxembourg Attn: Alison Mitchell	(352) 2634-05-71 To Confirm by Telephone or for Information Call: (352) 2634-77-5301	The Bank of New York (Luxembourg) S.A. Aerogolf Centre 1A Hoehenhof L-1736 Senningerberg Luxembourg Attn: Alison Mitchell

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

        The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

        The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
(Authorized Signature)
Address:	Title:

Name:
(Zip Code)		(Please type or print)
Area Code and Telephone Number:	Date:

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.